EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A.  In evidence thereof, the undersigned hereby execute this Agreement as of February 10, 2011.

ROYAL BANK OF CANADA

/s/ Tom Smee

Signature

Tom Smee/Senior Vice President

Name/Title

/s/ Carol Ann Bartlett

Signature

Carol Ann Bartlett/Senior Vice President

Name/Title

RBC CAPITAL MARKETS, LLC

*/s/ John Penn

Signature

John Penn/Authorized Signatory

Name/Title

*This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on November 12, 2010 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.